Exhibit 10.15

AMENDMENT NO. 1 TO

FIEE, INC.

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1, dated as of February 28, 2026 (this “Amendment”), to the Securities Purchase Agreement (this “Agreement”) dated as of January 30, 2026, is by and among FiEE, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the Schedule of Purchasers attached as Schedule I to the Agreement (including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined in this Amendment will have the meaning given to such terms in the Agreement.

RECITALS

WHEREAS, the Company and the Purchasers entered into the Agreement pursuant to which the Purchasers agreed to purchase Shares, upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Company and the Purchasers, pursuant to Section 5.5 of the Agreement, desire to amend the Agreement as provided herein.

AGREEMENT

1.	Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

a.	Closing. At the Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from the Company, the number of Shares for the Subscription Amount, in each case, set forth opposite each such Purchaser’s name. At or prior to the Closing, each Purchaser will pay to the Company the Subscription Amount set forth opposite such Purchaser’s name on the Schedule of Purchasers, via wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing, and the Company shall deliver or cause to be delivered to each Purchaser the number of Shares, registered in the name of such Purchaser (or its nominee in accordance with its delivery instructions), set forth opposite the name of such Purchaser on the Schedule of Purchasers, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Subject to satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur by electronic exchange of documents no later than 60 calendar days after the date of this Agreement or at such other location or such other time as the parties hereto shall mutually agree.

2.	Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows:

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the seventy-fifth (75th) calendar day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

3.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.	Other than as set forth in this Amendment, all of the terms and conditions of the Agreement will continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FIEE, INC.

By:	/s/ Li Wai Chung
Name:	Li Wai Chung
Title:	Chief Executive Officer and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:	/s/ Zhu Lei
Name:	Zhu Lei

By:	/s/ Zhou Weiqian
Name:	Zhou Weiqian

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